Exhibit 99.1
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                                              NEWS RELEASE FOR IMMEDIATE RELEASE
                                                   For More Information Contact:
                                        Timothy Kasmoch, Chief Executive Officer
                                                 info@nviro.com   (419) 535-6374
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      N-VIRO INTERNATIONAL ANNOUNCES APPOINTMENTS AND RESIGNATIONS TO BOARD

Toledo, Ohio, Wednesday, December 13, 2006 - N-Viro International Corp. (OTC BB/NVIC.OB) announced the Company's Board of Directors has elected Thomas L.
Kovacik as a Class I director to serve until the 2008 annual meeting of stockholders, and Mark D. Hagans as a Class I director to serve until the 2007 annual meeting of stockholders. The Company also announced the resignations of Michael G. Nicholson and Daniel J. Haslinger, and the election of James H.
Hartung  as  Chairman  of  the  Board.

Mr. Kovacik, age 59, is presently employed as the Executive Director of Transportation Advocacy Group of Northwest Ohio ("TAGNO"), a strategic planning organization working with local and Ohio transportation and economic development officials. Mr. Kovacik was previously employed by the Company from 1992 to 1995 as President of Great Lakes N-Viro, a division of the Company. Mr. Kovacik has also held various positions with local government, utilities and environmental companies, and earned a masters degree from Bowling Green State University in Geochemistry.

Mr. Hagans, age 40, is an attorney and partner with the law firm of Plassman, Rupp, Short & Hagans, of Archbold, Ohio, and his practice focuses on corporation, taxation and banking law. Mr. Hagans serves on numerous boards of directors, including the Fulton County Health Center, where he is presently chair of the Finance Committee. Mr. Hagans earned his law degree from the University of Toledo.

In a letter to Michael Nicholson, the Company's Chief Executive Officer, Timothy Kasmoch, expressed his regret that Mr. Nicholson was not re-elected to the Board at the Company's annual meeting held on November 28, 2006, and praised his dedicated and tireless service as a director to the Company for many years. Mr. Kasmoch also expressed his appreciation, and that of the Company and its employees and stockholders, for the years of service as a director of Mr. Haslinger.

The Company also elected James H. Hartung as the Chairman of the Board, to replace Phillip Levin who did not stand for re-election at the 2006 Annual Meeting. Mr. Hartung has been the President and CEO of the Toledo-Lucas County
(Ohio) Port Authority since 1994, and has been a board member of the Company since January 2006.

N-Viro International Corporation develops and licenses its technology to municipalities and private companies. N-Viro's patented processes use lime and/or mineral-rich, combustion byproducts to treat, pasteurize, immobilize and convert wastewater sludge and other bio-organic wastes into biomineral agricultural and soil-enrichment products with real market value. More information about N-Viro International can be obtained by contacting the office or on the Internet at www.nviro.com or by e-mail inquiry to info@nviro.com.
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Forward-Looking  Statements
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The  Company  cautions  that  words  used  in  this  document such as "expects,"
"anticipates," "believes" and "may," as well as similar words and expressions used herein, identify and refer to statements describing events that may or may not occur in the future. These forward-looking statements and the matters to which they refer are subject to considerable uncertainty that may cause actual results to be materially different from those described herein. For example, while the Company believes that trends in sludge treatment are moving in favor of the Company's technology, such trends may not continue or may never result in increased sales or profits to the Company because of the availability of competing processes. Additional information about these and other factors that may adversely affect these forward-looking statements are contained in the Company's reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.